    As filed with the Securities and Exchange Commission on November 24, 1998
================================================================================
                                                     Registration No. 333-
                                                                           -----
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                         TELEBANC FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                        Delaware                                          13-3759196
                        --------                                          ----------
             (State or Other Jurisdiction of                           (I.R.S. Employer
             Incorporation or Organization)                           Identification No.)

                           1111 North Highland Street
                         Arlington, Virginia 22201-2807
                    (Address of Principal Executive Offices)
                          ----------------------------
                         TeleBanc Financial Corporation
                             1994 Stock Option Plan
                            (Full Title of the Plan)
                          ----------------------------
                             Arlen W. Gelbard, Esq.
                  Executive Vice President and General Counsel
                           1111 North Highland Street
                         Arlington, Virginia 22201-2807
                     (Name and Address of Agent for Service)

                                 (703) 247-3700
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)
                                   Copies to:
                              Ellen C. Grady, Esq.
                         Shaw Pittman Potts & Trowbridge
                             1501 Farm Credit Drive
                             McLean, Virginia 22102
                                 (703) 790-7900

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum          Proposed Maximum       Amount Of
    Title Of Securities       Amount To Be       Aggregate Offering        Aggregate Offering     Registration
    To Be Registered           Registered          Price Per Share                Price               Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value
per share                   649,750 shares          $ 19.875(1)           $ 12,913,781(1)        $ 3,590.03
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The registration fee is calculated based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on November 23, 1998.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated herein by this reference and made a part hereof:

       (a) The Annual Report on Form 10-K of TeleBanc Financial Corporation (the "Registrant") for the year ended December 31, 1997, Amendment No. 1 to the Form 10-K on Form 10-K/A, Amendment No. 2 to the Form 10-K on Form 10-K/A, Amendment No. 3 to the Form 10-K on Form 10-K/A, Amendment No. 4 to the Form 10-K on Form 10-K/A and Amendment No. 5 to the Form 10-K on Form 10-K/A.

       (b) The following reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the documents referred to in (a) above:

              (1) Current Report on Form 8-K as filed with the Commission on January 29, 1998

              (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 15, 1998;

              (3) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 15, 1998;

              (4) Current Report on Form 8-K filed with the Commission on August 25, 1998, as amended and filed with the Commission on October 26, 1998; and

              (5) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed with the Commission on November 16, 1998.

       (c) The description of the Registrant's Common Stock under the section entitled "Description of Securities" contained in its Registration Statement on Form S-2 (Registration No. 333-52871) filed with the Commission and incorporated by reference into the Registrant's Registration Statement on Form 8-A filed with the Commission on July 27, 1998, to register the Common Stock of the Registrant under Section 12(g) of the Exchange Act.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation law (the "DGCL") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemption or repurchases; and (iv) for any transaction from which the director derived an improper benefit. The Certificate of Incorporation of the Registrant provides for the elimination and limitation of the personal liability of directors of the Registrant for monetary damages to the fullest extent permitted by the DGCL. Article Eight of the Registrant's Bylaws, entitled "Indemnification," provides for indemnification of the Registrant's directors, officers, employees and agents under certain circumstances.

       In addition, the Registrant's Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of a director, then the liability of the directors of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The effect of this provision is to eliminate the right of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The provision does not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or recission in the event of a breach of a director's duty of care. In addition, the Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the DGCL, as amended from time to time, indemnify each of its currently acting and former directors, officers, employees and agents.

       The Registrant has also obtained officers' and directors' liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.




ITEM 8.  EXHIBITS.

       Exhibit
       Number      Description of Exhibit

              4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporation by reference herein to Exhibit 3.1(a) of Amendment No. 1 to the Registrant's Registration Statement on Form S-2, dated June 22, 1998, File No. 333-52871).

              4.2 Specimen certificate evidencing shares of Common Stock of the Registrant (incorporated by reference herein to Exhibit
                     4.1 to the Registrant's Registration Statement on Form S-1, File No. 33-76930).

              4.3 Form of warrant for the purchase of shares of Common Stock, issued in connection with the Unit Purchase Agreement, dated February 19, 1997, among the Registrant and the Purchasers identified therein (incorporated by reference herein to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, dated March 17, 1997).

              4.4 Form of warrant for the purchase of shares of Common Stock, issued in connection with the units of warrants and subordinated debt sold in the Registrant's initial public offering (incorporated by reference herein to Exhibit 4.5 to the Registrant's Registration Statement on Form S-1, dated March 25, 1994, File No. 33-76930).

              4.5 Declaration of Trust of TeleBanc Capital Trust II (incorporated by reference herein to the Registrant's Registration Statement on Form S-2, File No. 333-52871).

              4.6 Form of Certificate of Exchange Junior Subordinated Debentures (incorporated by reference herein to Exhibit 4.3 to Amendment No. 1 to the Registrant's Form 10-K for the year ended December 31, 1997 on Form 10-K/A, as filed with the Commission on April 2, 1998).

              4.7 Amended and Restated Declaration of Trust of TeleBanc Capital Trust I, dated June 9, 1997 (incorporated by reference herein to Exhibit 3.4 to the Registrant's Registration Statement on Form S-4, dated December 8, 1997, File No. 333-40399).

              4.8 Amended and Restated Trust Agreement of TeleBanc Capital Trust II, dated July 31, 1998 (incorporated by reference herein to Exhibit 4.7 to the Registrant's Form 10-Q as filed with the Commission on November 16, 1998).

              4.9 Form of Exchange Capital Security Certificate (incorporated by reference herein to Exhibit 4.6 to the Registrant's Registration Statement on Form S-4, dated December 8, 1997, File No. 333-40399).

              4.10 Exchange Guarantee Agreement by the Registrant for the benefit of the holders of Exchange Capital Securities (incorporated herein by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-4, dated December 8, 1997, File No. 333-40399).

       5 Form of opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered (filed herewith).

       23.1 Consent of Shaw, Pittman, Potts & Trowbridge (filed herewith as part of Exhibit 5).

       23.2   Consent of Arthur Andersen LLP (filed herewith).




ITEM 9.  UNDERTAKINGS.

       (a)    Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or the aggregate, represents a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statements, provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering.

       (b) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report filed pursuant to Section 13(a) or 15(d) (relating to employers which have registered stock under the 1933 Act) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Virginia, on this 24th day of November, 1998.

                                        TELEBANC FINANCIAL CORPORATION
                                        (Registrant)


                                        /s/ Mitchell H. Caplan
                                        ----------------------------------------
                                        Mitchell H. Caplan
                                        Vice Chairman, Chief Executive Officer
                                        and President

            Pursuant to the requirements on the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                           Title                                     Date
----                           -----                                     ----
                               Vice Chairman of the
 /s/ Mitchell H. Caplan        Board, Chief Executive                    November 24, 1998
-----------------------------  Officer and President
Mitchell H. Caplan             (Principal Executive Officer)



                               Executive Vice
 /s/ Aileen Lopez Pugh         President and Chief                       November 24, 1998
-----------------------------  Financial Officer
Aileen Lopez Pugh              (Principal Financial
                               and Accounting
                               Officer)
                                                                         November 24, 1998

 /s/ David A. Smilow           Chairman of the Board
-----------------------------  of Directors
David A. Smilow

 /s/ David DeCamp
-----------------------------  Director                      November 24, 1998
David DeCamp



 /s/Dean C. Kehler
-----------------------------  Director                      November 24, 1998
Dean C. Kehler



 /s/ Marcia Myerberg
-----------------------------  Director                      November 24, 1998
Marcia Myerberg



 /s/Steven F. Piaker
-----------------------------  Director                      November 24, 1998
Steven F. Piaker



 /s/ Mark Rollinson
-----------------------------  Director                      November 24, 1998
Mark Rollinson




                                 EXHIBITS INDEX

            Exhibit
            Number      Description of Exhibit
            -------     ----------------------
              4.1    Amended and Restated Certificate of Incorporation of the
                     Registrant (incorporated by reference herein to Exhibit
                     3.1(a) of the Registrant's Registration Statement on Form
                     S-2, dated June 22, 1998, File No. 333-52871).

              4.2 Specimen certificate evidencing shares of Common Stock of the Registrant (incorporated by reference herein to Exhibit
                     4.1 to the Registrant's Registration Statement on Form S-1, dated March 25, 1994, File No. 33-76930).

              4.3 Form of warrant for the purchase of shares of Common Stock, issued in connection with the Unit Purchase Agreement, dated February 19, 1997, among the Registrant and the Purchasers identified therein (incorporated by reference herein to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, dated March 17, 1997).

              4.4 Form of warrant for the purchase of shares of Common Stock, issued in connection with the units of warrants and subordinated debt sold in the Registrant's initial public offering (incorporated by reference herein to Exhibit 4.5 to the Registrant's Registration Statement on Form S-1, dated March 25, 1994, File No. 33-76930).

              4.5    Declaration of Trust Agreement of TeleBanc Capital Trust II
                     (incorporated by reference herein to the Registrant's
                     Registration statement on Form S-2, dated July 2, 1998,
                     File No. 333-52871).

              4.6    Form of Certificate of Exchange Junior Subordinated
                     Debentures (incorporated by reference herein to Exhibit 4.3 to Amendment No. 1 to the Registrant's Form 10-K for the year ended December 31, 1997 on Form 10-K/A, as filed with the Commission on April 2, 1998).

              4.7    Amended and Restated Declaration of Trust of TeleBanc
                     Capital Trust I, dated June 9, 1997 (incorporated by reference herein to Exhibit 3.4 to the Registrant's
                     Registration Statement on Form S-4, dated December 8, 1997,
                     File No. 333-40399).

              4.8    Amended and Restated Trust Agreement of TeleBank Capital
                     Trust II, dated July 31, 1998 (incorporated by reference herein to Exhibit 4.7 to the Registrant's Form 10-Q as filed with the Commission on November 16, 1998).

              4.9 Form of Exchange Capital Security Certificate (incorporated by reference herein to Exhibit 4.6 to the Registrant's
                     Registration Statement on Form S-4, dated December 8, 1997,
                     File No. 333-40399).

              4.10 Exchange Guarantee Agreement by the Registrant for the benefit of the holders of Exchange Capital Securities
                     (incorporated herein by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-4, dated
                     December 8, 1997, File No. 333-40399).

              5 Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered (filed herewith).

              23.1 Consent of Shaw, Pittman, Potts & Trowbridge (filed herewith as part of Exhibit 5).

              23.2   Consent of Arthur Andersen LLP (filed herewith).













                                       2